UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 10, 2017

CARPENTER TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5828	23-0458500
(State of or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)

1735 Market Street Philadelphia, Pennsylvania	19103
(Address of principal executive offices)	(Zip Code)

(610) 208-2000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 — Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (the “Annual Meeting”) of Carpenter Technology Corporation (the “Company”) was held on October 10, 2017.  The following matters were voted on by the Company’s stockholders at the Annual Meeting and the final voting results for each matter are provided below.

Proposal No. 1 - Election of Four Directors.  The following nominees were elected to the Board of Directors for a term expiring in 2020:

Nominee	Votes For	Votes Withheld	Broker Non-Votes

Steven E. Karol	41,029,853	690,559	2,091,214
Robert R. McMaster	40,915,779	804,633	2,091,214
Gregory A. Pratt	40,677,165	1,043,247	2,091,214
Tony R. Thene	40,927,433	792,979	2,091,214

Proposal No. 2 - Approval of Appointment of Independent Registered Public Accounting Firm.  The Company’s stockholders approved the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2018:

Votes For	Votes Against	Abstain
43,318,876	451,800	40,950

Proposal No. 3 -Approval of the Compensation of the Company’s Named Officers, in an Advisory Vote. The Company’s stockholders approved the compensation of the Company’s named officers, in an advisory vote:

Votes For	Votes Against	Abstain	Broker Non-Votes
30,158,805	11,458,706	102,901	2,091,214

Proposal No. 4 -Approval, on a Non-Binding Advisory Basis, of the Frequency of the Advisory Vote on the Compensation of the Company’s “Named Executive Officers”. The Company’s stockholders approved one year as the frequency of the advisory vote on the compensation of the Company’s “named executive officers”:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
33,440,225	150,581	8,077,301	52,305	2,091,214

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARPENTER TECHNOLOGY CORPORATION

	By	/s/ James D. Dee
James D. Dee
Vice President, General Counsel and Secretary

Date: October 12, 2017

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